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                                                                    EXHIBIT 4.10

               SECOND AMENDMENT TO PENNZOIL COMPANY SAVINGS AND
              INVESTMENT PLAN FOR HOURLY EMPLOYEES TRUST AGREEMENT
                                 by and between
                                PENNZOIL COMPANY
                                      and
                               MELLON BANK, N.A.


          THIS SECOND AMENDMENT TO PENNZOIL COMPANY SAVINGS AND INVESTMENT PLAN FOR HOURLY EMPLOYEES TRUST AGREEMENT is made and entered into this _____ day of _____________, 19 ___, effective December 31, 1998, (this "Amendment"), by and between PENNZOIL PRODUCTS COMPANY (hereinafter referred to as the "Company") and MELLON BANK,. N.A. (hereinafter referred to as the "Trustee").

                              W I T N E S S E T H:

          WHEREAS Pennzoil Company ("Pennzoil") established the Pennzoil Company Savings and Investment Plan for Hourly Employees (as amended, the "Plan"); and

          WHEREAS, Pennzoil and the Trustee made and entered into the Pennzoil Company Savings and Investment Plan for Hourly Employees Trust Agreement (the "Trust Agreement") on January 1, 1989, effective as of such date, pursuant to which assets are held for funding of and payment of benefits under the Plan; and

          WHEREAS, the Board of Directors of Pennzoil on December 2, 1998 approved the assignment of the Trust Agreement to its affiliate, the Company;

          WHEREAS, the Company and the Trustee desire to amend the Trust Agreement in certain ways;
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          NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby amend the Trust Agreement effective December 31, 1998, as follows:

     1. The Trust Agreement is hereby amended to change the name thereof to the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees Trust Agreement.

     2. The Trust Agreement is hereby amended to change the references to the Company therein to Pennzoil-Quaker State Company.

          IN WITNESS WHEREOF, the parties hereby, each intending to be legally bound hereby, have executed this Second Amendment to the Pennzoil Company Savings and Investment Plan for Hourly Employees Trust Agreement as of the day and year first above written.

                              PENNZOIL PRODUCTS COMPANY


                              By
                                ---------------------------------------
                                     Raymond T. Fischer
                                     Agent and Attorney-in-Fact


                              MELLON BANK, N.A.


                              By
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